Exhibit 10.1

Execution Copy

RESIGNATION AND APPOINTMENT AGREEMENT

This RESIGNATION AND APPOINTMENT AGREEMENT (this “Agreement”), dated as of January 30, 2015, is by and among IXIA, a California corporation (“Borrower”), the Loan Parties party to the Credit Agreement (defined below), the Lenders party hereto, BANK OF AMERICA, N.A. (“BofA”) and SILICON VALLEY BANK (“SVB”). Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Credit Agreement.

W I T N E S S E T H

WHEREAS, reference is made to that certain Credit Agreement, dated as of December 21, 2012, by and among Borrower, the Loan Parties party thereto, the Lenders from time to time party thereto, and BofA, as Administrative Agent, L/C Issuer and Swingline Lender (as amended, restated, supplemented or otherwise modified prior to the date hereof, the “Credit Agreement”).

WHEREAS, BofA (solely in its capacities as (a) Administrative Agent (“Resigning Administrative Agent”), (b) L/C Issuer (“Resigning L/C Issuer”) and (c) Swingline Lender (“Resigning Swingline Lender” and together with Resigning Administrative Agent and Resigning L/C Issuer, collectively, “Resigning Agent”) under the Loan Documents), has informed the Lenders and Borrower of its desire to resign as Administrative Agent, which pursuant to Section 9.06(c) of the Credit Agreement, shall also constitute its resignation as L/C Issuer and Swingline Lender (the “Resignation”).

WHEREAS, in connection with the Resignation, certain Lenders (each a “Resigning Lender”) have informed the Lenders and Borrower of their desire to terminate their respective Commitments under the Credit Agreement concurrently with the Resignation.

WHEREAS, the Lenders signatory hereto, constituting Required Lenders, desire to appoint a successor Administrative Agent, L/C Issuer and Swingline Lender under the Credit Agreement and each of the other Loan Documents on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

RESIGNATION AND APPOINTMENT

1.1 Resignation and Discharge; Survival.

(a) Resignation and Discharge of Resigning Agent. In accordance with Section 9.6 of the Credit Agreement, as of the Resignation Effective Date, (a) (i) Resigning Administrative Agent resigns as Administrative Agent, (ii) Resigning L/C Issuer resigns as L/C Issuer and (iii) Resigning Swingline Lender resigns as Swingline Lender, in each case, under the Credit Agreement and each of the other Loan Documents, and (b) Resigning Agent is discharged from its duties and obligations under the Credit Agreement and the other Loan Documents, except as otherwise described herein. Each of the Lenders and the Loan Parties hereby waives the notice requirements of Section 9.06(a) in respect of such resignation.

(b) Survival. The provisions of Article IX and Section 11.04 of the Credit Agreement shall continue in effect for the benefit of Resigning Agent, its sub agents, and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while (i) Resigning Administrative Agent was acting as Administrative Agent, (ii) Resigning L/C

Issuer was acting as L/C Issuer or (iii) Resigning Swingline Lender was acting as Swingline Lender. Solely to the extent any Letters of Credit are outstanding as of the Resignation Effective Date, Resigning L/C Issuer hereby retains all rights, powers, privileges and duties of L/C Issuer under the Credit Agreement with respect to all Letters of Credit outstanding as of the Resignation Effective Date and all L/C Obligations with respect thereto, including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c) of the Credit Agreement. Further, solely to the extent any Swingline Loans are outstanding as of the Resignation Effective Date, Resigning Swingline Lender hereby retains all rights of Swingline Lender provided for under the Credit Agreement with respect to Swingline Loans made by it and outstanding as of the Resignation Effective Date, including the right to require the Lenders to make Base Rate Loans or fund risk participations in outstanding Swingline Loans pursuant to Section 2.04(c).

1.2 Appointment of Successor Agent. Pursuant to Section 9.06 of the Credit Agreement and subject to the satisfaction of the conditions precedent set forth in Article IV, each of the Lenders party hereto, constituting the Required Lenders, hereby appoints SVB as Administrative Agent, L/C Issuer and Swingline Lender under the Credit Agreement and the other Loan Documents (in such capacities, “Successor Agent”).

1.3 Acceptance of Appointment by Successor Agent.

(a) Acceptance of Appointment by Successor Agent. Subject to the satisfaction of the conditions precedent set forth in Article V, Successor Agent hereby accepts its appointment as Administrative Agent, L/C Issuer and Swingline Lender under the Credit Agreement and the other Loan Documents and shall hereby (i) succeed to and, from and after the Resignation Effective Date, be vested with all the rights, powers, privileges, duties and protections of Administrative Agent, L/C Issuer and Swingline Lender under the Credit Agreement and each of the other Loan Documents, in each case with like effect as if Successor Agent were originally named as Administrative Agent, L/C Issuer and Swingline Lender under the Credit Agreement and each of the other Loan Documents and (ii) issue letters of credit in substitution for the Letters of Credit, if any, outstanding on the Resignation Effective Date or make other arrangements satisfactory to Resigning L/C Issuer to effectively assume the obligations of Resigning L/C Issuer with respect to such Letters of Credit. From and after the Resignation Effective Date, except (x) as provided in Section 3.01(g) of the Credit Agreement and (y) for any rights to indemnity payments or other amounts owed to Resigning Agent as of the Resignation Effective Date, all payments, communications and determinations provided to be made by, to or through Administrative Agent shall instead be made to Successor Agent.

(b) Exculpation of Successor Agent Without limiting the generality of Article X of the Credit Agreement, (i) none of Successor Agent, its sub agents, and their respective Related Parties, shall have liability to any Loan Party or any other Person with respect to actions taken or omitted to be taken prior to the Resignation Effective Date by (A) Resigning Administrative Agent, its sub agents, and their respective Related Parties as Administrative Agent, (B) Resigning L/C Issuer, its sub agents, and their respective Related Parties as L/C Issuer and/or (C) Resigning Swingline Lender, its sub agents, and their respective Related Parties as Swingline Lender and (ii) none of Resigning Agent, its sub agents, and their respective Related Parties, shall have liability to the Lenders, Loan Parties or any other Person with respect to actions taken or omitted to be taken by Successor Agent, its sub agents, and their respective Related Parties, as Administrative Agent, L/C Issuer or Swingline Lender occurring from and after the Resignation Effective Date.

1.4 Bailee; Perfection and Assignment Documents.

(a) Bailee. Notwithstanding anything herein to the contrary, Resigning Administrative Agent shall continue to hold collateral security on behalf of the Lenders and the L/C Issuer pursuant to the Loan Documents until such time as the Perfection and Assignment Documents (defined below), including those set forth on Schedule II hereto, have been executed, delivered and, as applicable, recorded, in each case as reasonably determined by Successor Agent (the “Perfection Effective Date”). Without limiting the generality of the foregoing, any and all references to “Bank of America” on any publicly filed document, to the extent such filing relates to liens and security interests assigned to the Successor Agent hereby and until the Perfection Date, with respect to such liens and security interests, constitute a reference to “Bank of America” as the nominee and collateral representative of SVB, as Successor Agent. Successor Agent hereby appoints Resigning Administrative Agent as its agent solely for the purpose of perfecting and continuing the perfection of Successor Agent’s liens in that part of the Collateral that is in the possession or control of Resigning Administrative Agent (or in the possession or control of its agents or bailees), or is the subject of any perfection instruments in favor of Resigning Administrative Agent or other agreements or documents pertaining to the Collateral in favor of Resigning Administrative Agent (such Collateral, the “Pledged Collateral”) until the Perfection Effective Date. Resigning Administrative Agent hereby accepts such appointment and agrees to serve as perfection agent solely for the purpose of perfecting and continuing the perfection of Successor Agent’s liens in such Pledged Collateral until the Perfection Effective Date. It is understood that Resigning Administrative Agent shall have no duties or responsibilities under this Section 1.4 to Successor Agent, any Lender or any Loan Party except as is expressly otherwise provided herein. All of such liens and security interests in the Pledged Collateral shall in all respects be continuing and in effect following execution and delivery of this Agreement and are hereby ratified and reaffirmed by the Loan Parties.

(b) Perfection and Assignment Documents. Resigning Administrative Agent shall (i) (A) execute and deliver such instruments as may be prepared by Successor Agent and are in form and substance reasonably satisfactory to Resigning Administrative Agent, and (B) do such other things as Successor Agent may reasonably request, in each case, so as to more fully and certainly vest and confirm upon Successor Agent the rights, powers, privileges, obligations, duties and protections described in Section 1.3 and (ii) (A) assign or otherwise transfer to Successor Agent all (1) UCC financing statements and (2) other perfection documentation (including, without limitation, an assignment of record of all publicly recorded perfection instruments), in each case, (x) with respect to liens encumbering the Pledged Collateral securing the Obligations and (y) pursuant to such instruments as may be prepared by Successor Agent in form and substance reasonably satisfactory to Resigning Administrative Agent and (B) physically deliver to Successor Agent all possessory Pledged Collateral, if any, held by Resigning Administrative Agent with respect to liens encumbering the Pledged Collateral securing the Obligations. All of the instruments and documentation described in this Section 1.4 (collectively, the “Perfection and Assignment Documents”) shall be prepared and (if applicable) recorded publicly, at the sole cost and expense of the Loan Parties. Each Loan Party agrees (i) to promptly take such action, upon the reasonable request of Successor Agent, as is necessary to carry out the intent of this Agreement, including, without limitation, the execution and delivery of any Perfection and Assignment Document, and (ii) that Successor Agent shall receive from Borrower all costs and expenses of Successor Agent invoiced as of the date hereof in connection with the preparation, execution, delivery, filing and/or recordation of this Agreement and the Perfection and Assignment Documents.

ARTICLE II

WAIVER

Each Loan Party, its respective successors-in-title, legal representatives and assignees and, to the extent the same is claimed by right of, through or under such Loan Party, for their respective past, present and future employees, agents, representatives, officers, directors, shareholders, and trustees, do hereby and shall be deemed to have forever remised, released and discharged Resigning Agent, its Affiliates, and any of the successors-in-title, legal representatives and assignees, past, present and future officers, directors, shareholders, trustees, agents, employees, consultants, experts, advisors, attorneys and other professionals and all other persons and entities to whom Resigning Agent, or any of its Affiliates would be liable if such persons or entities were found to be liable to any Loan Party, (collectively hereinafter the “Resigning Agent Parties”), from any and all manner of action and actions, cause and causes of action, claims, charges, demands, counterclaims, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, damages, judgments, expenses, executions, liens, claims of liens, claims of costs, penalties, attorneys’ fees, or any other compensation, recovery or relief on account of any liability, obligation, demand or cause of action of whatever nature, whether in law, equity or otherwise (including without limitation those arising under 11 U.S.C. §§ 541-550 and interest or other carrying costs, penalties, legal, accounting and other professional fees and expenses, and incidental, consequential and punitive damages payable to third parties), whether known or unknown, fixed or contingent, joint and/or several, secured or unsecured, due or not due, primary or secondary, liquidated or unliquidated, contractual or tortious, direct, indirect, or derivative, asserted or unasserted, foreseen or unforeseen, suspected or unsuspected, now existing, heretofore existing or which may heretofore accrue against any of the Resigning Agent Parties, whether held in a personal or representative capacity, and which are based on any act, fact, event or omission or other matter, cause or thing occurring at or from any time prior to and including the Resignation Effective Date in any way, directly or indirectly arising out of, connected with or relating to any of the Loan Documents, and the transactions contemplated thereby, and all other agreements, certificates, instruments and other documents and statements (whether written or oral) related to any of the foregoing.

Except for the obligations, assignments and agreements set forth herein, each Loan Party hereby warrants, represents and agrees that they are fully aware of the provisions of California Civil Code Section 1542, which provides as follows:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.”

Each Loan Party hereby agrees that California Civil Code Section 1542 is expressly incorporated into this Agreement and thereupon voluntarily waives the provisions of California Civil Code Section 1542, and any other similar law, as to any and all claims, demands, causes of action, or charges, known or unknown, and further agrees that this waiver is a material aspect of the consideration for entering into this Agreement.

Each Loan Party hereby knowingly, voluntarily, intentionally and expressly waives and relinquishes any and all rights and benefits that it may have under any provision of any jurisdiction that provides that a general release does not extend to claims which the creditor does not know or suspect to exist in the creditor’s favor at the time of executing the release, which if known by the creditor must have materially affected the creditor’s settlement with the debtor, or any law of the any state or territory of the United States or any foreign country or principle of common law that is similar or analogous. Each Loan Party hereby agrees and acknowledges that the foregoing waiver was separately bargained for. This waiver is an essential term of this Agreement, without which Resigning Agent would not have agreed to execute this Agreement. The release contained herein and the related provisions shall survive the termination of the Credit Agreement and payment in full of the Obligations.

ARTICLE III

CONTINUING INDEMNITIES

3.1 Continuing Indemnities of the Loan Parties. The indemnification and reimbursement provisions of the Loan Documents, including, without limitation Sections 3.01, 11.02(e) and 11.04 of the Credit Agreement, shall continue to be effective for the benefit of, and enforceable by, Resigning Agent, its sub agents and their respective Related Parties and with respect to actions taken or omitted to be taken by any of them and other events and conditions occurring prior to the Resignation Effective Date, or in accordance with this Agreement (such provision, collectively, the “Continuing Indemnities”). As of the Resignation Effective Date, Resigning Agent hereby confirms that it has not received notice of and has no actual knowledge of any pending or overtly threatened claims against Resigning Agent or any of its sub agents or their respective Related Parties, or incurred any losses, obligations, fees, expenses or charges in connection therewith, and with respect to which it would be entitled to reimbursement or indemnity under the Continuing Indemnities.

3.2 Reimbursement Obligation of the Lenders. To the extent the Loan Parties shall for any reason fail to indefeasibly pay any amount required hereunder to be paid to the Resigning Agent, each Lender severally agrees to pay to Resigning Agent, on behalf of Resigning Agent, its sub agents and their respective Related Parties, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on each Lender’s share of the Total Credit Exposure at such time) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender), such payment to be made severally among them based on such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought).

ARTICLE IV

COMMITMENTS

Each Resigning Lender, as of the Resignation Effective Date, has elected to terminate in full its Commitment under the Credit Agreement. As a result of this action after giving effect to such terminations on the Resignation Effective Date, the Commitment of all of the Lenders shall be $72,500,000 and the Resigning Lenders shall cease to be Lenders under the Loan Documents. Schedule 1.01(b) to the Credit Agreement is hereby deleted in its entirety and replaced with Schedule 1.01(b) attached hereto as Exhibit A.

ARTICLE V

CONDITIONS TO EFFECTIVENESS

This Agreement shall be effective as of the date (the “Resignation Effective Date”) on which: (a) the Resigning Agent shall have received from the Borrower payment in immediately available funds of all outstanding interest and fees set forth as “Total Accrued Interest and Fees” at the bottom of Schedule I hereto; (b) the Borrower, the Resigning Agent and the Successor Agent shall have received this Agreement, executed and delivered by a duly authorized officer of each of the parties to this Agreement; and (c) the Resigning Agent shall have received from Borrower payment in immediately available funds of all costs and out-of-pocket expenses incurred prior to the Resignation Effective Date and invoiced as of the date hereof in connection with the preparation, execution, delivery and administration of the Credit Agreement, the transactions contemplated thereby and the other documents delivered thereunder, including without limitation, the cost of auditors auditing the books, records and procedures of Borrower and all reasonable fees and out-of-pocket expenses of legal counsel for Resigning Agent with respect to the Credit Agreement incurred prior to the Resignation Effective Date and with respect to this Agreement and with respect to advising Resigning Agent as to its rights and remedies under the Credit Agreement and this Agreement.

ARTICLE VI

MISCELLANEOUS

6.1 Headings. The various headings of this Agreement are inserted for convenience of reference only and shall not affect the meaning or interpretation of this Agreement or any provisions hereof.

6.2 Reaffirmation of Obligations. Each Loan Party hereby ratifies each Loan Document to which it is a party and acknowledges and reaffirms (a) that it is bound by all terms of each Loan Document applicable to it and (b) that it is responsible for the observance and full performance of its respective Obligations.

6.3 Loan Document. This Agreement shall constitute a Loan Document under the terms of the Credit Agreement.

6.4 Entirety. This Agreement and the other Loan Documents embody the entire agreement among the parties hereto and supersede all prior agreements and understandings, oral or written, if any, relating to the subject matter hereof.

6.5 Counterparts; Telecopy. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Agreement or any other document required to be delivered hereunder, by fax transmission or e-mail transmission (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement. Without limiting the foregoing, upon the request of any party, such fax transmission or e-mail transmission shall be promptly followed by such manually executed counterpart.

6.6 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA.

6.7 No Novation or Waiver. Except as expressly set forth herein, the execution, delivery and effectiveness of this Agreement shall not (a) limit, impair, constitute a waiver by, or otherwise affect any right, power or remedy of, Administrative Agent (including Resigning Agent and Successor Agent) or any Lender under the Credit Agreement or any other Loan Document, (b) constitute a waiver of any provision in the Credit Agreement or in any of the other Loan Documents or of any Event of Default, a breach or default by Borrower or event or condition which, with the passage of time or the giving of notice, or both, would constitute, a breach or default by Borrower (whether or not known to Resigning Agent, Successor Agent, or any Lender) that may have occurred and be continuing, or (c) alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or in any of the other Loan Documents, all of which are ratified and affirmed in all respects and shall continue in full force and effect.

6.8 Consent to Jurisdiction; Service of Process; Waiver of Jury Trial. The jurisdiction, service of process and waiver of jury trial provisions set forth in Sections 11.14 and 11.15 of the Credit Agreement are hereby incorporated by reference, mutatis mutandis.

[SIGNATURES ON THE FOLLOWING PAGES]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the date first above written.

RESIGNING ADMINISTRATIVE AGENT:	BANK OF AMERICA, N.A.

	By:	/s/ Robert L. Wallace, Jr.
	Name:	Robert L. Wallace, Jr.
	Title:	SVP

RESIGNING SWINGLINE LENDER:	BANK OF AMERICA, N.A.

	By:	/s/ Robert L. Wallace, Jr.
	Name:	Robert L. Wallace, Jr.
	Title:	SVP

RESIGNING L/C ISSUER:	BANK OF AMERICA, N.A.

	By:	/s/ Robert L. Wallace, Jr.
	Name:	Robert L. Wallace, Jr.
	Title:	SVP

[Signature Page to Resignation and Appointment Agreement]

SUCCESSOR AGENT:	SILICON VALLEY BANK

	By:	/s/ Raj Morey
	Name:	Raj Morey
	Title:	Vice President

LENDER:	SILICON VALLEY BANK

	By:	/s/ Raj Morey
	Name:	Raj Morey
	Title:	Vice President

[Signature Page to Resignation and Appointment Agreement]

LOAN PARTIES:	IXIA

	By:	/s/ Ronald W. Buckly
	Name:	Ronald W. Buckly
	Title:	Senior Vice President, Corporate Affairs

CATAPULT COMMUNICATIONS CORPORATION

	By:	/s/ Ronald W. Buckly
	Name:	Ronald W. Buckly
	Title:	Vice President, Legal and Secretary

VERIWAVE, INC.

	By:	/s/ Ronald W. Buckly
	Name:	Ronald W. Buckly
	Title:	Vice President, Legal and Secretary

ANUE SYSTEMS, INC.

	By:	/s/ Ronald W. Buckly
	Name:	Ronald W. Buckly
	Title:	Senior Vice President, Legal and Corporate Secretary

BREAKINGPOINT SYSTEMS, INC.

	By:	/s/ Ronald W. Buckly
	Name:	Ronald W. Buckly
	Title:	Senior Vice President, Legal and Secretary

NET OPTICS, INC.

	By:	/s/ Ronald W. Buckly
	Name:	Ronald W. Buckly
	Title:	Vice President and Secretary

NET OPTICS IL, LLC

	By:	/s/ Ronald W. Buckly
	Name:	Ronald W. Buckly
	Title:	Manager and Secretary

[Signature Page to Resignation and Appointment Agreement]

RESIGNING LENDER:	BANK OF AMERICA, N.A.

	By:	/s/ Robert L. Wallace, Jr.
	Name:	Robert L. Wallace, Jr.
	Title:	SVP

[Signature Page to Resignation and Appointment Agreement]

RESIGNING LENDER:	U.S. BANK NATIONAL ASSOCIATION

	By:	/s/ Christopher D. Zumberge
	Name:	Christopher D. Zumberge
	Title:	Senior Vice President

[Signature Page to Resignation and Appointment Agreement]

LENDER:	HSBC BANK USA, NATIONAL ASSOCIATION

	By:	/s/ Jean Frammolino
	Name:	Jean Frammolino
	Title:	Vice President

[Signature Page to Resignation and Appointment Agreement]

LENDER:	BARCLAYS BANK PLC

	By:	/s/ Ronnie Glenn
	Name:	Ronnie Glenn
	Title:	Vice President

[Signature Page to Resignation and Appointment Agreement]

LENDER:	STIFEL BANK & TRUST

	By:	/s/ Benjamin L. Dodd
	Name:	Benjamin L. Dodd
	Title:	Senior Vice President

[Signature Page to Resignation and Appointment Agreement]

LENDER:	DEUTSCHE BANK TRUST COMPANY AMERICAS

	By:	/s/ Ajay Shah
	Name:	Ajay Shah
	Title:	Managing Director

[Signature Page to Resignation and Appointment Agreement]

Schedule I

IXIA
Payoff
REVOLVER

		Per Diem
Commitment fee	$37,500.00	$1,250.00

TERM Total	$37,500.00
Total Estimated Payoff	$37,500.00
Effective 01-30-15

Schedule II

Perfection and Assignment Documents and Possessory Collateral

1.	Amendment to Collateral Account Control Agreement dated January 30, 2015, among Wells Fargo Bank, N.A., Bank of America, N.A., Silicon Valley Bank, and Ixia.

2.	Notice of Substitution of Administrative Agent in Patents, Trademarks and Copyrights effective dated January 30, 2015, among Ixia, Anue Systems, Inc., Breakingpoint Systems, Inc., Net Optics, Inc., Bank of America, N.A., and Silicon Valley Bank.

3.	Deed of Assignment and Transfer of Irish Security Documents dated January 30, 2015, among Catapult Communications Corporation, Bank of America, N.A., and Silicon Valley Bank

4.	Certificate No. 1A for 1,000 shares of Catapult Communications Corporation owned by Ixia, and executed stock power in blank.

5.	Certificate No. 51 for 1,000 shares of VeriWave, Inc. owned by Ixia, and executed stock power in blank.

6.	Certificate No. 1A for 1 share of Net Optics, Inc. owned by Ixia, and executed stock power in blank.

7.	Certificate No. 1A for 1 share of Anue Systems, Inc. owned by Ixia, and executed stock power in blank.

8.	Certificate No. 1A for 1 share of BreakingPoint Systems, Inc. owned by Ixia, and executed stock power in blank.

9.	Certificate No. 1 for 1,000 shares of BreakingPoint Systems Federal, Inc. owned by BreakingPoint Systems, Inc., and executed stock power in blank.

10.	Certificate No. 34 for 2,809,897 shares of Caimis, Inc. owned by Ixia, and executed stock power in blank.

11.	Certificate No. 19 for 1,000 shares of Communication Machinery Corporation, owned by Ixia, and executed stock power in blank.

12.	Certificate No. 17 for 107,000 shares of G3 Nova Technology, Inc., owned by Ixia, and executed stock power in blank.

13.	Certificate No. 1 for 500 shares of Ixia Federal Systems, Inc., owned by Ixia, and executed stock power in blank.

14.	Certificate No. 2 for 130 shares of Ixia Technologies International Limited and share transfer form.

15.	Certificate No. 2 for 65 shares of Net Optics Australia Pty Ltd CAN

16.	Certificate No. 3 for 65000 shares of Ixia Technologies Private Limited.

17.	Certificate No. 2 for 65 shares of Net Optics Hong Kong Limited.

18.	Certificate No. 3 for 65 shares of Ixia Pte. Ltd.

19.	UCC Financing Statement Amendment to financing statement no. 12-7342449571 designating Silicon Valley Bank as Bank of America, N.A.’s full assignee, to be filed in the office of the California Secretary of State

20.	UCC Financing Statement Amendment to financing statement no. 2012 501755 designating Silicon Valley Bank as Bank of America, N.A.’s full assignee, to be filed in the office of the Delaware Secretary of State

21.	UCC Financing Statement Amendment to financing statement no. 14-7396150783 designating Silicon Valley Bank as Bank of America, N.A.’s full assignee, to be filed in the office of the California Secretary of State

22.	UCC Financing Statement Amendment to financing statement no. 2012 5017381 designating Silicon Valley Bank as Bank of America, N.A.’s full assignee, to be filed in the office of the Delaware Secretary of State

23.	UCC Financing Statement Amendment to financing statement no. 2014 0406876 designating Silicon Valley Bank as Bank of America, N.A.’s full assignee, to be filed in the office of the Delaware Secretary of State

24.	UCC Financing Statement Amendment to financing statement no. 2012 5017431 designating Silicon Valley Bank as Bank of America, N.A.’s full assignee, to be filed in the office of the Delaware Secretary of State

25.	UCC Financing Statement Amendment to financing statement no. 2012033372-3 designating Silicon Valley Bank as Bank of America, N.A.’s full assignee, to be filed in the office of the Nevada Secretary of State

Exhibit A

Schedule 1.01(b)

Initial Commitments and Applicable Percentages

Lender	Title	Commitment	Applicable Percentage
Silicon Valley Bank	Administrative Agent, L/C Issuer, Swingline Lender	$27,500,000	37.93%
HSBC Bank USA, National Association		$21,000,000	28.97%
Barclays Bank PLC		$11,500,000	15.86%
Stifel Bank and Trust		$7,500,000	10.34%
Deutsche Bank Trust Company Americas		$5,000,000	6.90%

Total:		$72,500,000	100%